Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The Dixie Group, Inc. Amended and Restated 2006 Stock Awards Plan of our report dated March 25, 2013, with respect to the consolidated financial statements of The Dixie Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 29, 2012, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Atlanta, Georgia
May 3, 2013